      As filed with the Securities and Exchange Commission on May 9, 1997
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------


                            SOFAMOR DANEK GROUP, INC.
             (Exact name of registrant as specified in its charter)

       INDIANA                                           35-1580052
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               1800 Pyramid Place
                            Memphis, Tennessee 38132
                    (Address of principal executive offices)

                              Richard E. Duerr, Jr.
                  Vice President, General Counsel and Secretary
                               1800 Pyramid Place
                            Memphis, Tennessee 38132
                                 (901) 396-2695
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Matthew S. Heiter, Esq.
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, Suite 2000
                            Memphis, Tennessee 38103
                            Telephone: (901)577-8117

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:[ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                             AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM            AMOUNT
                                             TO BE           OFFERING PRICE            AGGREGATE                 OF
TITLE OF SECURITIES BEING REGISTERED       REGISTERED           PER UNIT            OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value               20,000 shares             $40                  $800,000               $242.42
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the high and low reported prices of the Common Stock on the New York Stock Exchange on May 7, 1997.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 9, 1997

PROSPECTUS
                                  20,000 SHARES

                            SOFAMOR DANEK GROUP, INC.

                                  COMMON STOCK
                                 (NO PAR VALUE)

                            -------------------------


     This Prospectus relates to the offer and sale of up to 20,000 shares (the "Shares") of the common stock, no par value (the "Common Stock"), of Sofamor Danek Group, Inc., an Indiana corporation (the "Company"). The Shares may be offered for sale by a certain shareholder of the Company (the "Selling Shareholder") from time-to-time in transactions effected on the New York Stock Exchange (the"NYSE") (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on its behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholder and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Shareholder, will be set forth in a Prospectus Supplement. The Shares offered for resale by the Selling Shareholder are being offered pursuant to certain registration rights contained in an option agreement between the Company and the Selling Shareholder. See "Selling Shareholder" and "Plan of Distribution."

     None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses of registration of the Shares under federal or state securities laws and to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Selling Shareholder and any underwriters, dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit realized on the resale of the Shares purchased by them may be deemed to constitute underwriting commissions, concessions, allowances or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is traded on the NYSE under the symbol "SDG." The closing sale price of the Common Stock as reported on the NYSE on May 7, 1997 was $40 per share.
                      ------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                      ------------------------------------


                                   May 9, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements, information statements and other information filed by the Company with the Commission can be inspected and copies may be obtained at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Commission's Web site at (http://www.sec.gov). In addition, shares of the Common Stock are traded on the NYSE, and such reports, proxy statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference.

     (i)  Annual Report on Form 10-K for the year ended December 31, 1996;
     (ii) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year ended December 31, 1996; and
    (iii) The description of Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission effective April 17, 1991, including any amendment or report filed for the purposes of updating such description.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (not including, however, the exhibits to such documents unless such exhibits are specifically incorporated by reference in such information). Requests for such documents should be directed to: Sofamor Danek Group, Inc.,1800 Pyramid Place, Memphis, Tennessee 38132, Attention: Secretary, telephone number (901) 396-2695.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                               SELLING SHAREHOLDER

     The following table shows the number of shares being offered by the Selling Shareholder. After completion of the offering, assuming all of the Shares being offered are sold, the Selling Shareholder will not own any shares of Common Stock. See "Plan of Distribution."

                                             BENEFICIAL OWNERSHIP                             BENEFICIAL OWNERSHIP
                                            PRIOR TO THE OFFERING        NUMBER OF SHARES      AFTER THE OFFERING
                                            ----------------------         TO BE SOLD IN      --------------------
      NAME OF BENEFICIAL OWNER               SHARES     PERCENT(1)         THE OFFERING        SHARES    PERCENT(1)
------------------------------------         ------     ----------       ----------------      ------    ----------
Rush Presbyterian St. Luke's Medical         20,000          *                20,000             -0-        -0-
Center, Endowed Chair in Spinal
Deformity...........................

--------------------------

     *  indicates less than 1%

(1) The percentages shown are based on 24,643,170 shares of common stock outstanding at April 30, 1997.

     The Company has filed with the Commission the Registration Statement of which this Prospectus forms a part with respect to the sale by the Selling Shareholder of the Shares from time to time on the NYSE (or through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation) or in privately negotiated transactions, and has agreed to use its best efforts to keep the Registration Statement current and maintain its effectiveness until all Shares have been sold. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

     The Selling Shareholder has advised the Company that it may offer the Shares for sale from time to time in transactions effected on the NYSE (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on its behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholder and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Shareholder, will be set forth in a Prospectus Supplement. The Company has been advised that the Selling Shareholder may effect sales of the Shares directly, or indirectly by or through agents or broker-dealers and that the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account, and (c) in "block" sale transactions. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the Selling Shareholder and/or the purchasers of the Shares may arrange for other broker-dealers to participate in the sales process. Broker-dealers will receive discounts or commissions from the Selling Shareholder and/or the purchasers of the Shares in amounts which will be negotiated prior to the time of sale. Sales made by broker-dealers will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. The Company has not been advised of any definitive selling arrangement at the date of this Prospectus between the Selling Shareholder and any broker-dealer or agent.

     In connection with the distribution of the Shares, the Selling Shareholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Shareholder may also enter into option or other transactions with broker-dealers which require the delivery of the Shares to the broker-dealer and the broker-dealer may sell the Shares so loaned, or upon a default, the broker-dealer may effect sales of the pledged shares.

     Any broker-dealer participating in any distribution of Shares in connection with the offering made hereby may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker-dealer.

     Pursuant to the Option Agreement, the Company is required to pay all expenses of registration of the Shares, including filing fees, and expenses of compliance with state securities or "blue sky" laws. The Selling Shareholder will be indemnified by the Company against certain civil liabilities, including certain liabilities arising under the Securities Act, or, to the extent such indemnification is unavailable or otherwise limited, will be entitled to contribution in connection therewith. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee.

                                     EXPERTS

     The audited financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================
         No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Shareholder or any underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance imply that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation.






                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Available Information .....................................................2
Incorporation of Certain Documents by
  Reference................................................................2
Use of Proceeds............................................................3
Selling Shareholder........................................................3
Plan of Distribution ......................................................3
Legal Matters..............................................................4
Experts....................................................................4

================================================================================
================================================================================









                                  20,000 Shares





                            Sofamor Danek Group, Inc.




                                  Common Stock






                              --------------------

                                   PROSPECTUS

                              --------------------












                                   May 9, 1997


================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following fees and expenses shall be borne by the Company in connection with this offering. All fees and expenses other than the SEC and NYSE fees are estimated.(1)

          SEC Registration Fee....................................... $  242.42
          NYSE Filing Fee............................................         0
          Blue Sky fees and expenses, including legal fees...........         0
          Transfer Agent's Fee.......................................         0
          Printing and Engraving.....................................       750
          Accounting Fees and Expenses...............................     1,000
          Legal Fees and Expenses....................................     5,000
          Miscellaneous..............................................         0
                                                                       ---------
                   Total.............................................  $6,992.42
                                                                       =========

----------

(1) The Selling Shareholders will not pay any portion of the registration expenses.


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23-1-37-1 through 23-1-37-15 of the Indiana Business Corporation Law permit a corporation to indemnify directors and officers against liability incurred in certain proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity, that such conduct was in the best interests of the corporation and, in all other cases, believed such conduct was at least not opposed to the best interests of the corporation. If the proceeding is criminal, the individual must have at least had no reasonable cause to believe that such conduct was unlawful. The statute requires a corporation to indemnify an individual who is wholly successful in the defense of any such proceeding against reasonable expenses incurred by such individual, unless the Articles of Incorporation provide otherwise. The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the Articles of Incorporation, a director or officer may apply for court ordered indemnification which will include reasonable expenses incurred to obtain the indemnification order if the court determines that the director is entitled to mandatory indemnification or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification, a corporation may indemnify a director or officer only after it is determined that the individual meets the standard of conduct described above. In addition, a corporation may also indemnify and advance expenses to an officer, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors or contract.
Section 23-1-37-14 of the Indiana Business Corporation Law empowers an Indiana corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, such individual in any such capacity or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability.

     The Amended and Restated Bylaws of the Registrant require the Registrant to indemnify any person who is or was a director or officer of the Registrant against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant shall not indemnify any director or officer to the extent that such persons' claim for indemnification arises out of liability (I) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit.

     The Registrant also carries liability insurance covering officers and directors. There is a deductible amount of $100,000 for the Registrant per claim. The policy contains certain exclusions including, but not limited to, certain claims by stockholders.

ITEM 16.   EXHIBITS

Number Assigned
in Regulation
S-K, Item 601        Description of Exhibit
---------------      ----------------------
4.1               Form of Certificate for Common Stock (1) (4.1)

5.1               Opinion of Baker, Donelson, Bearman & Caldwell

23.1              Consent of Coopers & Lybrand L.L.P., Independent Public Accountants

23.2              Consent of Baker, Donelson, Bearman & Caldwell (included in Exhibit 5.1)

24                Powers of Attorney (included on signature page)

(1) Incorporated by reference from the Exhibits to the Form 10-K of the Registrant for the fiscal year ended December 31, 1993. (Exhibit number in the Form 10-K is set forth in parenthesis.)

ITEM 17.   UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of April, 1997.

                             SOFAMOR DANEK GROUP, INC.


                             By: /s/ E. R. Pickard
                                 -----------------------------------------------
                             E. R. Pickard, Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Mark Merrill, Laurence Y. Fairey and Richard
E. Duerr, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


             NAME                                       TITLE                                 DATE
---------------------------------        --------------------------------------          --------------
/s/ James J. Gallogly                    President, Chief Operating Officer and
---------------------------------        Director                                        April 30, 1997
James J. Gallogly

/s/ E. R. Pickard                        Chairman, Chief Executive Office and
---------------------------------        Director (Principal Executive Officer)          April 30, 1997
E. R. Pickard

/s/ J. Mark Merrill                      Vice President and Treasurer
---------------------------------
J. Mark Merrill                                                                          April 30, 1997

/a/ Laurence Y. Fairey                   Executive Vice President and Chief
---------------------------------        Financial Officer                               April 30, 1997
Laurence Y. Fairey

/s/ Marie-Helene Plais, M.D.             Executive Vice President and Director           April 30, 1997
---------------------------------
Marie-Helene Plais, M.D.

             NAME                                       TITLE                                 DATE
---------------------------------        --------------------------------------          --------------
/s/ L. D. Beard                          Director                                        April 30, 1997
---------------------------------
L. D. Beard

/s/ George W. Bryan, Sr.                 Director                                        April 30, 1997
---------------------------------
George W. Bryan, Sr.

/s/ Robert A. Compton                    Director                                        April 30, 1997
---------------------------------
Robert A. Compton

/s/ Samuel F. Hulbert, Ph.D.             Director                                        April 30, 1997
---------------------------------
Samuel F. Hulbert, Ph.D.

/s/ Yves Paul Cortrel, M.D.
---------------------------------        Director                                        April 30, 1997
Yves Paul Cotrel, M.D.

/s/ George F. Rapp, M.D.
---------------------------------        Director                                        April 30, 1997
George F. Rapp, M.D.


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